UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2015, the Board of Directors of AEP Industries Inc. (the “Company”) appointed John J. Powers, age 51, as President and Chief Operating Officer of the Company. J. Brendan Barba will continue to serve as Chairman of the Board and Chief Executive Officer of the Company, and Mr. Powers will continue to serve as a director on the Board of Directors. The press release announcing the foregoing matters is hereby filed as Exhibit 99.1, which is incorporated herein by reference.

Effective November 2, 2015, the Company amended its employment agreements with each of J. Brendan Barba and John J. Powers solely to reflect the changes in officer titles.

Consistent with historical practice and corresponding to the average salary change for all of the Company’s salaried and non-bargaining employees in fiscal 2016, Mr. Powers’ target annual compensation increased by 3% in fiscal 2016. In addition, the Compensation Committee approved a market increase in connection with Mr. Powers’ appointment as President and Chief Operating Officer. In aggregate, Mr. Powers target annual compensation increased from $792,000 in fiscal 2015 to $900,800 in fiscal 2016, consisting of (1) a base salary of $394,800 (an increase of $45,500), (2) a target bonus of $236,900 (an increase of $62,400, also reflecting an increase from 50% to 60% of base salary) and (3) a target dollar value of performance units of $269,100 (an increase of $1,100).

John J. Powers has served as a director of the Company since November 2013 and has been the Company’s Executive Vice President, Sales and Marketing since March 1996. Prior thereto, he was Vice President-Custom Films Division from 1993 to 1996 and he held various sales positions with the Company from 1989 to 1993.

Mr. Powers has the following family relationships with directors and executive officers of the Company and a related person transaction required to be disclosed under Item 404(a) of Regulation S-K, all of which have been previously disclosed. Each of Mr. Powers and Paul Vegliante (Executive Vice President, Operations) is the son-in-law of Mr. Barba, Chairman of the Board and Chief Executive Officer of the Company. In addition, in September 2008, Mr. Powers’ brother became the principal of a distributor who purchases product from the Company. Prior to such date, his brother was a sales representative in the FIAP Films Division of the Company from May 2002 to September 2008. The Company sold $746,549 and $650,591 of product to such distributor in fiscal 2015 and 2014, respectively. Such transaction was reviewed by the Audit Committee to ensure that the Company’s involvement in such transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders. The Audit Committee affirmatively determined that such related person transaction did not constitute a conflict of interest.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

	By:	/s/ LINDA N. GUERRERA
Date: November 5, 2015		Linda N. Guerrera
Vice President and Controller

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 5, 2015